Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated March 21, 2011 relating to the financial statements which appears in Glu Mobile Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP San Jose, California September 19, 2011